NEW JERSEY RESOURCES CORPORATION
                                     BY-LAWS





                            Adopted November 20, 1981
                            Amended November 19, 1982
                            Amended December 8, 1983
                            Amended January 29, 1986
                      Amended and Adopted December 17, 1986
                            Amended January 27, 1988
                            Amended November 29, 1995


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                                    ARTICLE I

                               BOARD OF DIRECTORS

     Section 1 - ELECTION. The business and affairs of the Company shall be conducted under the direction of its Board of Directors, which shall have all the powers of the Company except such as are by statute, by the Certificate of Incorporation, or by these By-Laws conferred upon or reserved to the stockholders. The number of directors constituting the entire Board of Directors shall not be less than three, the exact number to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors, each director to hold office until his successor shall have been elected and qualified. The members of the Board of Directors shall be divided into classes in the manner provided by Paragraph 7 of the Corporation's Certificate of Incorporation and shall be elected and serve for such terms of office as are provided therein.

     Nominations of persons for election as directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Any stockholder entitled to vote for the election of directors may nominate a person or persons for election as director only if written notice of such stockholder's intent is delivered to the Secretary of the Company at the principal executive offices of the Company (i) with respect to an election to be held at an annual meeting of stockholders, not later than 75 days prior to the first anniversary of the preceding year's annual meeting, or as set out below, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, not later than 10 days following the date on which public announcement (as defined in Article III, Section 1 of these By-Laws) of the date of such meeting is first made. In the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the annual meeting, notice by the stockholder must be delivered not later than 75 days prior to such annual meeting, or, if the date of the annual meeting is less than 75 days from the date on which public announcement of the date of such meeting is first made, not later than or the 10th day following the day on which public announcement of the date of such meeting is first made. Notwithstanding anything in the foregoing sentence to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Company is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Company at least 85

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days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made.

     Such stockholder's notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and the name, address, age, and principal occupation or employment of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
(c) the number and class of shares of the Company which are owned by such stockholder and the beneficial owner, if any, and the number and class of shares, if any, beneficially owned by the nominee; (d) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (e) such other information regarding each nominee that is required to be disclosed in connection with the solicitation of proxies for the election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including, without limitation, such person's written consent to being named in a proxy statement as a nominee and to serving as a director if nominated). The Chairman of the Board or other person presiding at a meeting of stockholders, may refuse to acknowledge the nomination of any person not made in accordance with the procedures prescribed by these By-Laws, and in that event the defective nomination shall be disregarded.

     Subject to limits, if any, contained in the Certificate of Incorporation, the Board of Directors shall be authorized at any time to increase the number of directors and to elect a new director to fill any such newly created directorship, by resolution adopted by the affirmative vote of the majority of the directors then in office. Any such new director shall hold office until the next annual meeting of stockholders and until his successor is elected.

     If the office of any director becomes vacant for any reason, any such vacancy shall be filled by the Board of Directors, by resolution adopted by the affirmative vote of the majority of the

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remaining directors then in office. Any such new director shall hold office for the unexpired term and until his successor is elected. The stockholders may fill a directorship resulting from a vacancy or from an increase in the number of directors only if the Board of Directors shall not have done so.

     The Board of Directors shall be authorized at any time by resolution to increase the number of directors and, by a majority vote, to elect a new director to fill any such newly created directorship. Any such new director shall hold office until the next Annual Stockholders' Meeting and until his successor is elected.

     A director, or the entire Board of Directors may be removed only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of the voting stock.

     Section 2 - BOARD Of DIRECTORS MEETINGS. As soon as practicable, after the Annual Meeting of Stockholders, the Board of Directors shall meet for organization and elect a Chairman, who shall not ex officio be deemed an officer or employee of the Company unless expressly so designated by the Board as the Chief Executive Officer of the Company. The Chairman shall preside at all meetings of the Board of Directors. The Board of Directors may also elect a Vice Chairman, who shall not ex officio be deemed an officer or employee of the Company, but who shall preside at any meeting of the Board of Directors in the absence of the Chairman.

     Regular meetings of the Board of Directors shall be held in alternate months on the last Wednesday of each month unless otherwise determined by resolution of the Board. The time and place of each meeting shall be designated by resolution of the Board, Chairman, the President, or the Secretary in the notice of meeting.

     Special meetings of the Board of Directors may be called at any time by the Chairman or the President. The Secretary shall also call such meeting on the written request of a majority of the directors.

     No notice shall be required for regular meetings of the Board of Directors, provided the time and place shall have been previously fixed by resolution of the Board. The meeting for organization may be held on the day of and after the annual meeting of stockholders. Two days notice of a special meeting of the Board of Directors shall be given, but this notice may be

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waived at any time in writing or by telegraph. A meeting may be held at any time without notice when all directors are present and consent thereto. The Board of Directors may also act without a meeting by unanimous written consent which shall be filed with the minutes of the Board.

     At all meetings of the Board of Directors, the presence in person or by telephonic conference call of a majority of directors shall constitute a quorum for the transaction of business. A lesser number than a quorum, however, may meet and adjourn to any day.

     Section 3 - REMUNERATION. Directors, other than Company Officers, shall receive remuneration in such amount as shall be fixed by the Board of Directors from time to time.









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                                   ARTICLE II

                                    OFFICERS

     Section 1 - APPOINTMENT. The Board of Directors shall, as soon as practicable after the Annual Meeting, meet for organization and shall elect or appoint a president; such number of Vice Presidents as the Board may direct; Treasurer; and a Secretary, any of whom may but need not be a director, except that the officer designated as the Chief Executive Officer as provided herein must be one of the directors.

     The Board of Directors shall further designate either the Chairman of the Board, or the President, as the Chief Executive Officer of the Company. In the event that the Chairman of the Board is designated by the Board of Directors as the Chief Executive Officer, the president shall be the Chief Operating Officer of the Company. In the event that the President is designated as the Chief Executive Officer, the Board may, in its discretion, designate a Vice President as the Chief Operating Officer. The Board of Directors shall further designate an officer as the Chief Financial Officer of the Company.

     The Board of Directors may also elect or appoint one or more Assistant Vice Presidents, Assistant Treasurers, Assistant Secretaries, and such other officers as the Board shall from time to time deem necessary, who shall have such authority and shall perform such duties as may be prescribed in these By-Laws or by the Board of Directors.

     Any two or more offices may be held by the same person. All of said officers shall hold their offices at the pleasure of the Board.

     Section 2 - CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall preside at all meetings of the stockholders and shall have, under the direction of the Board of Directors, overall executive responsibility for the supervision, management, and control of the business of the Company and of all departments of the Company's operations; he shall sign all certificates of stock and all contracts and other instruments in the name of the Company, unless otherwise ordered by the Board; and shall have the authority and responsibility to do and perform all other duties as provided by law, by these By-Laws, or which are otherwise incidental to his office.

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     Section 3 - CHIEF OPERATING OFFICER. The Chief Operating Officer, if there be any such officer so designated, shall have general responsibility for the operation and administration of the business of the Company subject to the direction and control of the Chief Executive Officer and of the Board of Directors. He shall perform such other duties as may be delegated or assigned to him by the Chief Executive Officer, or by the Board of Directors, and in the absence of the Chief Executive Officer, the Chief Operating Officer shall perform the duties of the Chief Executive Officer, and the performance of any such duty by the Chief Operating Officer shall be conclusive evidence of his right to act.

     Section 4 - CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall have overall responsibility for the preparation and maintenance of the Company's financial books and records, for the accuracy and integrity of all reports of the Company's financial condition which are prepared or issued under his authority, and for the financial affairs; and requirements of the Company. Upon request, he shall make a report of the financial condition of the Company to the Board of Directors or to the Chief Executive Officer, and shall perform such other duties as may be delegated or assigned to him by the Board of Directors or by the Chief Executive Officer.

     Section 5 - VICE PRESIDENTS. Each Vice President shall have such powers and shall perform such duties as may be delegated or assigned to him by the Board of Directors, by the Chief Executive Officer (if other than the President), by the President, or by the Chief Operating Officer (if other than the President), and in the absence of the President: the Vice Presidents severally, in the order to be designated by the chief Executive Officer, shall perform the duties of the President, and the performance of any such duty by a Vice President shall be conclusive evidence of his right to act.

     Section 6 - ASSISTANT VICE PRESIDENT. Each Assistant Vice President shall have such powers and perform such duties as may be assigned to him by the Board of Directors, by the Chief Executive Officer (if other than the President), by the President, or by any Vice President and the performance of any such duty shall be conclusive evidence of his right to act.

     Section 7 - SECRETARY. The Secretary shall keep minutes of all meetings of the Board of Directors and Committees thereof, and of the stockholders, and shall give all notices of meetings of the stockholders, and of the Board of Directors and Committees

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thereof. He shall have custody of all deeds, contracts, agreements, and other records, except as otherwise provided in these By-Laws, or by the Board of Directors, and shall attend to such correspondence of the Company as the Board of Directors or the Chief Executive Officer shall direct. He shall be the custodian of the seal of the Company and shall affix it to any instrument requiring the same, except as otherwise provided herein or by the Board of Directors. He shall further perform such other duties as may be delegated or assigned to him by the Board of Directors, or by the Chief Executive Officer, and the performance of any such duty shall be conclusive evidence of his right to act.

     Section 8 - ASSISTANT SECRETARY. Each Assistant Secretary, if there be any such officer, shall perform such duties as may be assigned to him by the Board of Directors, by the Chief Executive Officer, or by the Secretary and the performance of any such duties shall be conclusive evidence of his right to act.

     Section 9 - TREASURER. The Treasurer shall have charge of all receipts and disbursements of the Company and shall be the custodian of the Company's funds. He shall have full authority to receive and give receipts for all monies due and payable to the Company from any source whatever, and to endorse checks, drafts and warrants in its name and on its behalf, and full discharge for the same to give. The Treasurer shall also have full authority to sign all checks, notes, drafts and certificates of stock. A report of the financial condition of the Company shall be made by the Treasurer or to the Chief Executive Officer whenever so requested by either of them. He shall further perform such other duties as may be delegated or assigned to him by the Board of Directors, by the Chief Executive Officer, or by the Chief Financial Officer, and the performance of any such duty shall be conclusive evidence of his right to act.

     Section 10 - ASSISTANT TREASURER. Each Assistant Treasurer, if there be any such officer, shall have such powers and shall perform such duties as may be assigned to him by the Board of Directors, or by the Chief Executive Officer, by the Chief Financial Officer, or by the Treasurer, and the performance of any such duty shall be conclusive evidence of his right to act.

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                                   ARTICLE III

                             STOCKHOLDERS' MEETINGS

     Section 1 - ANNUAL MEETING OF STOCKHOLDERS. The annual meeting of the stockholders shall be held on the last Wednesday in the month of January in each year, at the hour of 10:30 a.m., at the principal office of the Company in New Jersey, or at such other date, time and place as may be fixed from time to time by resolution of the Board of Directors and set forth in the notice of the meeting, for the purpose of electing directors and transacting such other business as may properly come before the meeting.

     At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before an annual meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by a stockholder of the Company who was a stockholder of record at the time of giving of notice provided for in this Section, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company, at the principal executive offices of the Company. To be timely, a stockholder's notice shall be delivered not less than 75 days prior to the first anniversary of the preceding year's meeting; provided however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder, to be timely, must be so delivered not later than the 75th day prior to such annual meeting or the 10th day following the day on which public announcement (as defined herein) of the date of such meeting is first made.

     Such stockholder's notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (ii) as to the stockholder giving the

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notice and the beneficial owner, if any, on whose behalf the proposal is made
(A) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner and (B) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner; and (iii) in the event that such business includes a proposal to amend either the Certificate of Incorporation or the Bylaws of the Company, the language of the proposed amendment. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at any annual meeting except in accordance with this paragraph, and the Chairman of the Board or other person presiding at an annual meeting of stockholders, may refuse to permit any business to be brought before an annual meeting without compliance with the foregoing procedures. For the purposes of this paragraph "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act. In addition to the provisions of this paragraph, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in these By-Laws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

     Each share of stock entitled to vote at any meeting shall be entitled to one vote, which vote may be given either in person or by proxy, but no proxy shall be valid for more than eleven months unless a longer time is expressly provided therein, but in no event shall a proxy be valid after three years from the date of execution.

     All elections for directors shall be by ballot.

     Section 2 - SPECIAL MEETINGS OF STOCKHOLDERS. Special meetings of the stockholders may be called at any time by the Chief Executive Officer, or upon the order of the Board of Directors, or upon the written request of the holders of a majority of the capital stock outstanding at the time and entitled to vote there at.

     Section 3 - NOTICE OF MEETINGS OF STOCKHOLDERS; POSTPONEMENT OF MEETINGS; OPENING AND CLOSING OF POLLS. Unless waived, written notice of the time, place, and purpose or purposes of all

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stockholders' meetings, either annual or special, shall be given by the
Secretary not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, to each stockholder entitled to vote at the meeting at his last post office address as shown on the books of the Company.

     Any previously scheduled annual or special meeting of the stockholders may be postponed by resolution of the Board of Directors upon public announcement made on or prior to the date previously scheduled for such annual or special meeting.

     The date and time for the opening and the closing of the polls for each matter to be voted upon at any meeting of stockholders shall be announced at the meeting by or pursuant to the direction of the officer presiding at the meeting.

     Section 4 - RECORD DATES. The Board of Directors by resolution shall have power to fix in advance a date, not exceeding sixty days or less than ten days preceding the date of any meeting of stockholders, and not exceeding sixty days preceding the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders' vote at any such meeting or entitled to receive payment of any such dividend, or any such allotment of rights or to exercise the rights in respect to any such change, conversion or exchange of capital stock, and in such case stockholders of record on the date so fixed shall be exclusively entitled to such notice of and to vote at such meeting, or to receive payment of such dividend, or allotment of rights, or to exercise such rights, as the case may be, not withstanding any transfer of any stock on the books of the Company after any such record date so fixed as aforesaid.

     Section 5 - QUORUM OF STOCKHOLDERS. At any meeting of the stockholders, the holders of a majority of all the shares of the capital stock of the Company entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum of the stockholders for all purposes, unless the representation of a larger number shall be required by law, and in that case, the representation of the number so required shall constitute a quorum.

     If the holders of the amount of stock necessary to constitute a quorum shall fail to attend in person or by proxy at the time and place fixed by these By-Laws for an annual meeting or fixed by notice as above provided for a special meeting, a majority in

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interest of the stockholders present in person or by proxy may adjourn from time to time, without notice other than by announcement at the meeting, until holders of the amount of stock requisite to constitute a quorum shall attend. At any such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally called.

                                   ARTICLE IV

                                   COMMITTEES

     Section 1 - EXECUTIVE COMMITTEE. The Board of Directors may appoint an Executive Committee of not less than three of its members, including ex officio the Chairman of the Board and the Chief Executive Officer (if other than the Chairman). The Chairman shall, ex officio be the Chairman of the Executive Committee and shall preside at its meetings.

     The Executive Committee shall hold regular meetings at such times and places as shall be designated by resolution of the Board or of the Committee, or in the notice of meeting. Special meetings of the Executive Committee may be called at any time by the Chairman or by the Chief Executive Officer (if other than the Chairman) and shall be called upon the written request of a majority of the members thereof.

     No notice shall be required for regular meetings of the Executive Committee, provided the time and place thereof shall have been previously fixed by resolution of the Board or the Committee. Two days notice of a special meeting of the Executive Committee shall be given to each member, but this notice may be waived by such member at any time in writing or by telegraph. A meeting of the Executive Committee may be held at any time without notice when all the members are present and consent thereto. The Executive Committee may also act without a meeting, by unanimous written consent of the members thereof which shall be filed with the minutes of the Board. At every meeting of the Executive Committee, the presence in person or by telephonic conference call, of a majority of the members thereof shall constitute a quorum for the transaction of business.

     During the intervals between the meetings of the Board of Directors, the Executive Committee shall possess and may exercise all the powers of the Board of Directors as may be permitted by

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law in the management and direction of the business and the conduct of the affairs of the Company, in such manner as the Executive Committee shall deem best for the interests of the Company, in all cases in which specific directions shall not have been given by the Board of Directors.

     All action taken by the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action.

     Section 2 - AUDIT COMMITTEE. The Board of Directors shall appoint an Audit Committee of not less than three of its members who are otherwise independent of the management of the Company. The Audit Committee shall make recommendations to the Board with respect to the retention of the Company's independent auditors, and shall review the plan and scope of the annual and other independent audits; consult with the Company's independent auditors regarding audit results and financial statements, including compliance with disclosure requirements; oversee the adequacy of the Company's system of internal accounting control; and oversee the effectiveness of the Company's internal audit function, including review and consultation with the Company's internal auditors with respect to internal audit results and recommendations.

     Section 3 - OTHER COMMITTEES. The Board of Directors may, from time to time, appoint such other committees for any purpose or purposes as the Board may deem appropriate, which shall have such powers as shall be specified in the resolution of appointment.

     Section 4 - RECORDS AND REPORTS. All committees shall keep full records of their proceedings, and shall report from time to time to the Board, as called upon by the Board, or as provided by these By-Laws.

     Section 5 - REMUNERATION. Directors, other than Company Officers, shall receive such compensation for their services as a member of any Committee of the Board in such amount as shall be fixed by the Board of Directors from time to time.

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                                    ARTICLE V

                                  COMPANY STOCK

     Section 1 - TRANSFER OF SHARES. Shares of Company stock shall be transferable only on the books of the Company by the holder or owner in person or by power of attorney, on surrender of the certificate. The canceled certificate shall be permanently attached to its original stub in the book of certificates.

     Section 2 - STOCKHOLDER LIST. It shall be the duty of the Secretary or Assistant Secretary to prepare, at least ten days before every stockholders' meeting, a true, full, and complete list of all the stockholders of the Company entitled to vote at the ensuing meeting, with the residence or other address of record of each and with the number of shares held by each, which list shall be made and arranged in alphabetical order, and shall, at all times during the usual hours for business, be open to the examination of any stockholder.

     Section 3 - LOST CERTIFICATES OF STOCK. Any person or persons applying for a certificate of stock to be issued in lieu of one alleged to be lost or destroyed, shall, pursuant to the laws of the State of New Jersey relating to lost or destroyed certificates of stock, furnish to the Company such information as the Board of Directors may require to ascertain whether a certificate of stock has been lost or destroyed, and shall if required by the Board, furnish a surety bond in form and amount satisfactory to the Board to indemnify the Company and its transfer agent against any claim or loss arising therefrom.

                                   ARTICLE VI

                           STOCK OF OTHER CORPORATIONS

     Section 1 - VOTING OF STOCK. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer or the President of the Company or, in his or their absence, any Vice President, shall have full power and authority on behalf of the Company to attend and to act and to vote at any meetings of stockholders of any corporation in which the Company may hold stock, and at any such meeting shall possess and may exercise any and all the rights and powers incident to the ownership of such stock, and which as the owner thereof, the Company might have possessed and

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exercised. The Board of Directors or the Executive Committee, by resolution, from time to time may confer like powers upon any other person or persons.

     Section 2 - WAIVERS AND CONSENTS. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer or the President of the Company or in his or their absence, any Vice President, shall have full power and authority on behalf of the Company to waive notice of any meeting of stockholders of any corporation in which the Company may hold stock, and to authorize or approve and consent in writing to any action by any such corporation to the same extent and with the same force and effect as an individual stockholder of such corporation.

                                   ARTICLE VII

                                   FISCAL YEAR

     Section 1. The fiscal year of the Company shall begin on October first of each year.

                                  ARTICLE VIII

                                      SEAL

     Section 1. The seal of the Company shall be similar to the impression contained in the margin opposite hereto. It may at any time be changed by resolution of the Board of Directors.

                                   ARTICLE IX

              INDEMNIFICATION OF DIRECTORS, OFFICERS, AND EMPLOYEES

     Section 1. (a) The Company shall indemnify to the fullest extent from time to time permitted by law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding, other than a proceeding by or in the right of the Company, by reason of the fact that he was a director,

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officer or employee of the Company (and may indemnify any person who was an agent of the Company), or a person serving at the request of the Company as a director, officer, trustee or employee of another corporation, partnership joint venture, sole proprietorship, trust, employee benefit plan or other enterprise whether or not for profit, including without limitation indemnification against liabilities (amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties) and expenses (reasonable costs, disbursements and counsel fees) incurred by such person in connection with such proceeding, if

     (i) such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company; and

     (ii) with respect to any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful.

     The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that such person did not meet the applicable standards of conduct set forth in Article IX, Section l(a)(i) or Section l(a)(ii).

     (b) The Company shall pay the expenses of a person in connection with any proceeding by or in the right of the Company if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. However, in such proceeding no indemnification shall be provided in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Company, unless and only to the extent that the Superior Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Superior Court or such other court shall deem proper.

     (c) Any indemnification under Section l(a) and, unless ordered by a court, under Section l(b), may be made by the Company only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because the director, officer or employee met the applicable standard of conduct set forth therein. Unless otherwise provided in the certificate of incorporation or by-laws, such determination shall be made

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     (i) by the Board of Directors or a Committee thereof, acting by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceeding; or

     (ii) if such a quorum is not obtainable, or, even if obtainable and such quorum of the Board of Directors or Committee by a majority vote of the disinterested directors so directs, by independent legal counsel, in a written opinion, such counsel to be designated by the Board of Directors.

     (d) Expenses incurred by a director, officer or employee in connection with such a proceeding shall be paid by the Company in advance of the final disposition of the proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified as provided in this section.

     (e) The indemnification and advancement of expenses provided by or granted pursuant to the other subsections of this section shall not exclude any other rights to which a person may be otherwise entitled provided that no indemnification shall be made to or on behalf of a person if a judgment or other final adjudication adverse to such person establishes that his acts or omissions
(a) were in breach of his duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law, or (c) resulted in receipt by the corporate agent of an improper personal benefit.

     (f) The Company shall have the power to purchase and maintain insurance on behalf of any director, officer or employee of the Company against an expenses incurred in any proceeding and any liabilities asserted against him by reason of his being or having been such, whether or not the Company would have the power to indemnify him against such expenses and liabilities under the provisions of this Section. The Company may purchase such insurance from, or such insurance may be reinsured in whole or in part by, an insurer owned by or otherwise affiliated with the Company, whether or not such insurers does business with other insureds.

     (g) All rights of indemnification under this Section shall be deemed a contract between the Company and the person entitled to indemnification under this Section pursuant to which the Company and each such person intend to be legally bound. Any repeal, amendment or modification thereof shall be prospective only and shall not limit but may expand, any rights or obligations in

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

respect of any proceeding whether commenced prior to or after such change to the extent such proceeding pertains to actions or failures to act occurring prior to such change.

     (h) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall continue as to a person who has ceased to be an officer, director or employee in respect of matters arising prior to such time, and shall inure to the benefit of the heirs executors, and administrators of such person.

                                    ARTICLE X

                                   AMENDMENTS

     Section 1. These By-Laws may be amended or repealed (i) by action of a majority of the Board of Directors at any regular or special meeting of the Board of Directors, provided notice of such alteration, amendment, or repeal shall be given in the notice of any such meeting, or (ii) except as otherwise provided in Paragraphs 6, 7, 8, and 9 of the Certificate of Incorporation of the Corporation, by action of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for this purpose as one class.

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